Exhibit 99.1

LRR Energy, L.P. Announces an Update on Second Quarter 2013 Operating Results

HOUSTON, TX, June 6, 2013 — LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) today provided an update on its operating results for the second quarter of 2013 and reaffirmed its 2013 public guidance.

LRR Energy’s estimated average net production for the two months ended May 31, 2013 was approximately 6,450 Boe/d, which was in line with management’s expectations.  The average two month production number is net of approximately 85 Boe/d of flared gas volumes which was due to third party constraints.  We expect these constraints to be resolved during the fourth quarter of 2013.

Based on current estimates, LRR Energy reaffirms its previously issued 2013 guidance (assuming no future acquisitions) as follows:

2013 Guidance
Daily Production (Boe/d)	6,250 - 6,550

LOE ($/Boe)	$10.50 - $11.00

Capital Expenditures ($MM)
Maintenance	$20.3
Growth and other	9.7
Total	$30.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

As of June 5, 2013, LRR Energy had $190 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $60 million of available borrowing capacity under its revolving credit facility which management believes provides ample financial flexibility to execute its 2013 capital program and distribution strategy.

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Actual results and future events could differ materially from those anticipated or implied in such statements.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

INVESTOR CONTACTS:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com